EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan

THQ/Investor Relations

818/871-5095

Liz Pieri

THQ/Media Relations

818/871-5061

THQ EXCEEDS EXPECTATIONS FOR FISCAL 2004 SECOND QUARTER AND UPDATES GUIDANCE TO HIGH END OF PREVIOUS RANGE FOR 2004 FISCAL YEAR

CALABASAS HILLS, Calif. – October 20, 2003 – Boosted by the solid performance of its new WWE™ games and Game Boy Advance titles, THQ Inc. (NASDAQ: THQI) announced today that its financial results for the second quarter of fiscal 2004 exceeded the company’s previous guidance.

For the three months ended September 30, 2003, THQ’s revenue increased 30% to $127 million from $97 million for the same period last year.  Under U.S. GAAP, net income was $3.6 million, or $0.09 per diluted share, which included other income of $4 million (pre-tax), or $0.06 per diluted share, from an insurance settlement.  Excluding the settlement, net income was $1.1 million, or $0.03 per diluted share.  The company reported net income of $4.8 million, or $0.12 per diluted share for the same period a year earlier.

For the six months ended September 30, 2003, revenue increased 23% to $225 million from $183 million for the same period a year earlier.  Under U.S. GAAP, net income was $32,000, or $0.00 per diluted share, which included other income of $4 million (pre-tax), or $0.06 per diluted share, from an insurance settlement.  Excluding the settlement, the net loss was $2.5 million, or $0.07 per diluted share.  For the corresponding period the prior-year, net income was $7.1 million, or $0.17 per diluted share, and included a non-cash charge of $2.6 million (net after tax).

Operations Review

“THQ is the number three independent publisher year-to-date according to the August 2003 NPD TRST data.  Our second quarter performance demonstrates that THQ’s portfolio strategy continues to yield positive results,” said Brian Farrell, president and CEO, THQ.  “New titles including WWE™ Raw™ 2 for Xbox, WWE™ Wrestlemania® XIX for GameCube and SplashDown®: Rides Gone Wild™ for PS2 sold well in the second quarter, as did Disney/Pixar’s Finding Nemo, Big Mutha Truckers and a variety of titles in our leading Game Boy Advance portfolio.”

Farrell added, “Heading into the holiday season, we are on schedule to have all of THQ’s key titles for the December quarter on store shelves as planned before Thanksgiving.  Our flagship WWE title, SmackDown!™ Here Comes The Pain™, has received high praise from the videogame press and we’ve seen intense consumer interest in the product.  In addition, we look forward to the release of the next installment of our SpongeBob SquarePants franchise, SpongeBob SquarePants: Battle for Bikini Bottom for multiple platforms, as well as two new franchise opportunities Tak and the Power of JuJu and Sphinx and the Cursed Mummy™.”

THQ’s holiday lineup also includes the continuing international roll-out of Disney/Pixar’s Finding Nemo as the film debuts in various foreign territories; the North American release of Warhammer® 40,000: Fire Warrior™ for PlayStation 2 and PC; the popular Nickelodeon title The Fairly Odd Parents: Breakin’ Da Rules on multiple platforms; and a robust Game Boy Advance lineup.

Fiscal 2004 Financial Guidance

THQ is providing initial guidance for the third quarter of fiscal 2004 and updating previous guidance for the fiscal year ending March 31, 2004:

•                  For the third quarter of fiscal 2004, the company expects net sales of approximately $255 million and net income of approximately $0.77 per diluted share.

•                  For the fiscal year ending March 31, 2004, THQ anticipates net sales of approximately $570 million and net income of approximately $0.85 per diluted share (excluding the $0.06 benefit from the insurance settlement), at the high end of the company’s previous range.

Second Quarter Highlights

•                  In September, THQ released the highly anticipated WWE™ Raw™ 2 for Xbox and WWE™ Wrestlemania® XIX for GameCube.

•                  SplashDown®: Rides Gone Wild™ from THQ’s Rainbow Studios was a top-ten selling title on PS2 based on dollar sales for the month of August, according to NPD TRST data.

•                  THQ was the #3 independent publisher year-to-date through August 2003 according to NPD TRST data.  THQ also maintained its long-standing ranking as the #1 independent publisher of handheld games.

•                  The company signed a multi-platform publishing agreement with Warner Bros. Consumer Products for its holiday 2004 theatrical release The Polar Express.

•                  THQ secured a multi-product Game Boy Advance co-publishing agreement with Sega Europe Ltd., which includes three titles based on the popular Sonic the Hedgehog franchise.

•                  THQ entered into a publishing agreement with Sony Computer Entertainment America to publish Rainbow Studios’ ATV Offroad Fury 2 in Europe.

•                  The company signed a global Game Boy Advance distribution agreement with Microsoft

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Corporation for top-selling Rare titles, including Banjo-Kazooie: Grunty’s Revenge.

•                  During the quarter, THQ repurchased just over 500,000 shares of its stock for $8 million.  The company has repurchased a total of 2.7 million shares for $41 million since 2002 and has approximately $9 million available under the current authorized repurchase plan.

Investor Conference Call:
THQ management will host an investor conference call today, October 20, 2003, at 1:15 p.m. PDT (4:15 p.m. EDT) to review the company’s financial results and operations for the quarter ended September 30, 2003 and discuss its future outlook. The call may be accessed by dialing (617) 786-2961 or by visiting the investor relations home page on THQ’s Web site at www.thq.com. The audio webcast will be available through November 3, 2003.

THQ Inc. is a leading, worldwide developer and publisher of interactive entertainment software for a variety of hardware platforms including those manufactured by Sony Computer Entertainment America Inc., Nintendo and Microsoft as well as PC CD-ROM and wireless devices. The THQ web site is located at www.thq.com.  The THQ Wireless site is located at www.thqwireless.com.  THQ and Rainbow Studios are trademarks and/or registered trademarks of THQ Inc.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for net sales, net income and earnings per share for the quarter ending December 31, 2003 and the fiscal year ending March 31, 2004.  These statements are based on current expectations, estimates and projections about THQ’s business based, in part, on assumptions made by its management.  These statements are not guarantees of THQ’s future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, those described above and the following: changes in demand for THQ’s products, including the original content and licensed content games referenced herein, product mix, the timing of product development, customer orders and deliveries and the impact of competitive products.  In addition, such statements could be affected by growth rates and market conditions relating to the interactive software industry and general domestic and international economic conditions.  Specific information concerning these and other such factors is contained in the company’s transition report on Form 10-KT for the period ended March 31, 2003.  A copy of this filing may be obtained by contacting THQ or the SEC.  The forward-looking statements contained herein speak only as of the date on which they are made, and THQ does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

# # #

(Tables Follow)

3

THQ Inc.

Second Quarter 2004 Earnings Announcement

Condensed Statements of Operations

(In thousands, except per share data)

Table 1

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Net sales	$126,517	$97,335	$224,612	$183,096

Costs and expenses:
Cost of sales	44,988	37,006	83,241	69,502
License amortization and royalties	15,551	8,015	24,803	15,114
Software development amortization	23,026	12,982	42,270	24,570
Product development	9,393	8,876	18,160	17,044
Selling and marketing	20,495	13,838	39,623	25,259
Payment to venture partner	2,095	1,044	2,560	2,544
General and administrative	9,681	9,391	19,045	16,585
Total costs and expenses	125,229	91,152	229,702	170,618
Income (loss) from operations	1,288	6,183	(5,090)	12,478
Interest income, net	409	1,257	1,141	2,836
Other income (expenses)	4,004	—	4,000	(3,006)
Income before income taxes	5,701	7,440	51	12,308
Income taxes	2,109	2,636	19	5,214
Net income	$3,592	$4,804	$32	$7,094
Net income per share – diluted	$.09	$0.12	$0.00	$0.17
Shares used in per share calculation – diluted	39,159	41,464	39,060	41,751

The above table reflects our Condensed Statement of Operations in accordance with U.S. Generally Accepted Accounting Principles.

Certain reclassifications have been made to the prior year’s consolidated financial statements to conform to current period consolidated financial statements.

Reconciliation of Net Income to Non-GAAP Net Income (Loss)

(In thousands, except per share data)

Table 2

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Net income	$3,592	$4,804	$32	$7,094

Settlement of dispute with directors’ and officers’ insurance carrier	(4,000)	—	(4,000)	—
Discontinuation of Network Interactive Sports
online joint venture	—	—	—	3,006
Income taxes	1,480	—	1,480	(376)
Non-GAAP net income (loss)	$1,072	$4,804	$(2,488)	$9,724
Non-GAAP net income (loss) per share – diluted	$.03	$.12	$(.07)	$.23
Shares used in per share calculation – diluted	39,159	41,464	38,258	41,751

The reconciliation of U.S. GAAP net income to Non-GAAP net income (loss) excluding the settlement with the directors’ and officers’ insurance carrier and the non-cash charge for the discontinuation of the NIS on-line joint venture in 2003 and 2002, respectively, are detailed in the above financial tables.  We have excluded the settlement and non-cash charge in Non-GAAP net income (loss) because they are considered “non-operational” in nature.  Non-GAAP net income (loss) excluding the settlement and non-cash charge is not recognized as a measure for financial statement presentation under U.S. GAAP.  However, management believes that this information is useful for investors in evaluating our operational performance and for facilitating meaningful comparison to prior periods.

THQ Inc.

Second Quarter 2004 Earnings Announcement

Table 3

	Balance Sheets
	(In thousands)
	September 30, 2003	March 31, 2003
ASSETS
Cash, cash equivalents and short-term investments	$154,388	$216,011
Accounts receivable – net	86,866	35,976
Inventory	22,442	24,339
Licenses	19,026	15,330
Software development	56,342	54,824
Income taxes receivable	3,849	1,116
Prepaid expenses and other current assets	24,262	11,316
Total current assets	367,175	358,912
Property and equipment, net	17,087	16,408
Licenses – net of current portion	16,579	20,053
Software development – net of current portion	1,528	2,640
Deferred income taxes	8,126	8,346
Goodwill – net	60,909	58,609
Other long term assets – net	8,909	7,981
Total assets	$480,313	$472,949

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$24,619	$21,001
Accrued expenses	22,738	20,766
Accrued royalties	22,336	22,893
Deferred income taxes	7,133	7,353
Total current liabilities	76,826	72,013
Accrued royalties – net of current portion	4,800	4,523

Common stock	382	380
Additional paid-in capital	304,791	305,328
Accumulated other comprehensive income (loss)	4,273	1,496
Retained earnings	89,241	89,209
Total stockholders’ equity	398,687	396,413
Total liabilities and stockholders’ equity	$480,313	$472,949

THQ Inc.

Supplementary Tables

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Platform Revenue Mix
PlayStation 2	26.4%	23.4%	27.7%	25.3%
PlayStation	2.6	10.2	3.1	9.4
Game Boy Advance	29.0	24.8	25.9	25.8
Game Boy Color	0.1	7.5	0.7	4.7
Game Cube	10.4	17.0	9.0	17.8
Xbox	16.9	4.9	18.2	6.9
PC	12.8	12.7	14.0	10.3
Wireless	1.4	0.7	1.3	0.6
Other	.4	(1.2)	0.1	(0.8)
	100.0%	100.0%	100.0%	100.0%

Geographic Revenue Mix
Domestic	76.8%	76.4%	74.1%	78.0%
Foreign	23.2	23.6	25.9	22.0
	100.0%	100.0%	100.0%	100.0%